UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 24, 2020

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	333-172658	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Alerding Castor LLP

47 S. Pennsylvania St., Ste 700

Indianapolis, IN 46204

Phone: 317-829-1910

Fax: 317-423-2089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock, par value $0.0001 per share	TRIQ	OTCQB

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, the Board of TraQiQ approved the compensation plan for the CEO, Ajay Sikka. On the employment agreement signed the same day, the Board authorized an annual salary of $180,000. Mr. Sikka was granted a stock option for 1.5million shares of TraQiQ common stock pursuant to the form of agreements of the Company’s 2020 Equity Incentive Plan. The vesting schedule for the Stock Options is as follows: 250,000 of the stock options shall vest, subject to continued service as an employee of the company over 4 years. The remaining options shall vest based on goals achieved by Mr Sikka including revenue, business growth, & stock performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: November 24, 2020	/s/Ajay Sikka
Ajay Sikka
Chief Executive Officer

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